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Baltimore, Maryland           AGREEMENT FOR SUBLEASE                Exhibit 10.5



    THIS SUBLEASE (the "Sublease") is made as of this 1st day of May, 1997 by and between Waste Management of Maryland, Inc., a Maryland corporation ("Lessor"), and Stericycle, Inc., a Delaware corporation ("Lessee"),
WITNESSETH:

                                   ARTICLE 1

                               PREMISES AND TERM

    Lessor, for and in consideration of the rents herein reserved and the covenants and agreements herein contained on the part of the Lessee to be kept observed and performed, has demised and leased, and does by these presents demise and lease to the Lessee a certain parcel (or parcels) of real estate located at the address contained in and the legal description described on Exhibit A attached hereto and made a part hereof.

    TO HAVE AND TO HOLD the above described real estate, together with the buildings and improvements situated thereon and the rights, privileges and appurtenances thereunto belonging or appertaining (the "Premises"), unto the Lessee for and during the term of three (3) years, commencing on the 1st day of May, 1997 and ending on the 30th day of April, 2000, unless said term shall be sooner terminated as herein provided.

    Lessor hereby also leases to Lessee the equipment, furniture, fixtures and other tangible personal property located on the Premises, which personal property is listed on the attached Exhibit B (the "Personal Property").

    The Lessee may terminate this Sublease, effective as of the last day of any calendar month, upon six months' prior written notice to the Lessor given at any time during the term of this Sublease.

                                   ARTICLE 2

                                      RENT

    SECTION 2.1 In consideration of the leasing aforesaid, Lessee hereby covenants and agrees to pay Lessor c/o Waste Management, Inc., 3001
Butterfield Road, Oak Brook, Illinois, or at such other place as the Lessor may from time to time designate in writing, aggregate rental of [Omitted; filed separately with the Securities and Exchange Commission] for the term of this Sublease (sometimes herein referred to as the "rent") payable monthly in installments of [Omitted; filed separately with the Securities and Exchange Commission] each on the first day of each and every month of the term hereof beginning May 1, 1997. However, if the term of this Sublease shall commence on a date other than the first day of a calendar month or end on a day other than the last day of a calendar month, the first and last month's rent shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

    In the event that Lessor makes any capital improvements to the Premises which are required in connection with the continued operation at the Premises of an incinerator or autoclave for the treatment of medical waste (or which are required to be made by Lessor under Section 4.2 of this Sublease) and as a result the "net book value" of the Premises is increased, the monthly rent payable under this Sublease shall be increased to reflect the resulting increases in the monthly capital charge (at [omitted; filed separately with the Securities and Exchange Commission] % per annum) and monthly depreciation in respect of the Premises. This increase in the monthly rent shall be determined in a manner consistent with the determination of the initial monthly rent as shown by the "Monthly Total" on Schedule 4 to the Asset Purchase Agreement dated December 20, 1996 (the "Asset Purchase Agreement") entered into by Lessee, Waste Management, Inc. ("WMI") and certain subsidiaries of WMI.

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    SECTION 2.2  Lessee agrees to pay in addition to the rent herein reserved, all sums which may become due by reason of the failure of Lessee to comply with all the covenants of this Sublease and any and all damages, costs, expenses and impositions which Lessor may suffer or incur by reason of any default of the Lessee or failure on its part to comply with all the covenants of this Sublease, and each of them.

    SECTION 2.3 Upon the signing of this Sublease, Lessee shall pay to Lessor the first month's rent and as a security deposit the sum of [Omitted; filed separately with the Securities and Exchange Commission], which shall secure the various covenants of Lessee under this Sublease, including payment of rent. Lessor shall keep such security deposit and shall return the same to Lessee within thirty (30) days of the termination of Lessee's tenancy hereunder, without interest. In the event that Lessee shall breach any provision of this Sublease which may be cured through the payment of money, or the hiring of services, Lessor shall be entitled to so cure, using the Lessee's security deposit, and upon written notice to Lessee, Lessee shall within twenty-one (21) days replenish the security deposit to the sum set forth above.

                                   ARTICLE 3

                                   NET LEASE

    SECTION 3.1 It is the purpose and intent of Lessor and Lessee that the rental provided in Article 2 during the term of this Sublease shall be net to Lessor, except for the items noted in Sections 4.2 and 4.4 of this Sublease, and that, except for such items, all costs, expenses, real estate taxes and obligations of every kind and nature whatsoever relating to the Premises which may arise during the term of this Sublease shall be paid by Lessee, and Lessor shall be indemnified and saved harmless by Lessee against the same.

    SECTION 3.2 Lessee shall pay all charges for natural gas, water, electricity and telephone services used on the Premises during the term of this Sublease.

                                   ARTICLE 4

                      USE, MAINTENANCE, REPAIRS AND ACCESS

    SECTION 4.1 Lessee and all persons claiming by, through or under Lessee may use and occupy the Premises for the treatment of medical waste and office purposes solely in compliance with all federal, state and local laws and regulations.

    SECTION 4.2 Throughout the term of this Sublease, Lessee shall, at its cost and expense properly, maintain and repair all structures and improvements, including heating, plumbing, ventilating and air conditioning systems, and all fixtures, equipment and furnishings; provided however, that Lessor shall be obligated to make promptly and at its own expense all structural repairs which are required on the Premises to the extent that the aggregate cost of such repairs exceed $25,000 in any calendar year; and provided further, however, that neither Lessor nor Lessee shall repair or replace any capital structures or improvements without first having obtained the prior written consent of the other party. Lessee may, in its discretion and at its expense, make any alterations and changes it deems necessary to the Premises for the purpose of best serving its business.

    SECTION 4.3 Lessor and Lessee agree that any and all fixed improvements made to the Premises by Lessee shall become the sole property of Lessor upon termination of this Sublease as long as said improvements do not detract from the fair market value of the Premises, in which case, Lessee agrees to remove all of said improvements and return the Premises to Lessor in the same condition in which the Premises were received on the commencement date of this Sublease, normal wear and tear excepted. In any case, Lessee shall be allowed to remove all personal property owned by Lessee from the Premises.





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    SECTION 4.4  Lessee shall not be responsible for any costs of Lessor under
Lessor's covenants of quiet enjoyment and peaceable possession or Lessor's taxes due on Lessor's income, gross receipts or other similar items that are not reasonably considered to be in the nature of real estate taxes.

    SECTION 4.5 Lessee may, in its discretion, make any alterations and changes it deems necessary to the Premises for the purpose of best serving its business. If Lessee shall alter or change the Premises during the term of this Sublease, Lessee shall make such alterations in compliance with the Americans with Disabilities Act of 1990 ("ADA") and all statutes, ordinances, laws, orders, rules, regulations and requirements of all applicable federal state, county and other agencies or authorities now in effect with respect to the use, occupation or alteration of the Premises ("Laws") and, upon request of Lessor, shall deliver evidence thereof reasonably satisfactory to Lessor. Lessor hereby represents that the Premises are currently in compliance with the ADA and all other Laws and agrees to indemnify Lessee for any damages or expenses (including attorneys' fees) incurred by Lessee as a result of Lessor's breach of the foregoing representation.

    SECTION 4.6 During the term of this Sublease, Lessee shall keep, afford and allow access to Lessor to the Premises at all reasonable times. Except in an emergency, Lessor shall give at least twenty four (24) hours' advance notice, written or oral of its intent to gain access to the Premises.

    SECTION 4.7 Lessee shall vacate and deliver up the Premises upon the expiration of the term of this Sublease, or any renewal thereof or sooner termination of the term of this Sublease, in the same condition that the Premises were in as of the date hereof, reasonable wear and tear excepted.

                                   ARTICLE 5

                                INDEMNIFICATION

    SECTION 5.1 Lessee agrees to defend, indemnify and save Lessor harmless from and against any and all liability, loss, damage, and Environmental Damages, as defined herein, and expense (including reasonable attorneys' fees) and from and against any and all suits, claims and demands of every kind and nature made by or on behalf of any and all persons, firms or corporations, provided that any of the foregoing (i) are due to Lessee's negligence, willful misconduct or breach hereof, (ii) arise out of or are based upon any accident, injury or damage, however occurring, which happens in, or about the Premises or entrances thereto during the term of this Sublease, (iii) arise out of or are based upon Lessee's use, occupation or operation of the Premises or facilities during the term hereof or (iv) with respect to Environmental Damages, arise out of any Hazardous Substance located on the Premises during the term of this Sublease or any event or condition which occurs or exists on the Premises during the term of this Sublease. Nothing in this Section shall relieve Lessor from, or obligate Lessee to indemnify Lessor for, liability resulting from Lessors's own negligence, wilful misconduct or breach of its obligations under this Sublease.

    SECTION 5.2 Lessor agrees to defend, indemnify and save Lessee harmless from and against any and all liability, loss, damage, and Environmental Damages, as defined herein, and expense (including reasonable attorneys' fees) and from and against any and all suits, claims and demands of every kind and nature made by or on behalf of any and all persons, firms or corporations, provided that any of the foregoing (i) are due to Lessor's negligence, wilful misconduct or breach hereof, (ii) arise out of or are based upon any accident, injury or damage, however occurring, which happened in or about the Premises or entrances thereto at any time prior to the term of this Sublease or (iii) with respect to Environmental Damages, arise out of any Hazardous Substance located on or adjacent to the Premises prior to the term of this Sublease or any event or condition which occurred or existed prior to the term of this Sublease. Nothing in this Section shall relieve Lessee from, or obligate Lessor to indemnify Lessee for, liability resulting from Lessee's own negligence, wilful misconduct or breach of its obligations under this Sublease.

    SECTION 5.3 Lessor agrees to give Lessee prompt written notice of any claims or demands against the Lessor arising out of or based upon any of the liabilities, losses or expenses against which Lessee is bound to defend, indemnify and save harmless the Lessor. Lessee shall have full control over any such claim or





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litigation, and Lessor shall reasonably cooperate with Lessee in such efforts.
Lessee agrees to give Lessor prompt written notice of any claims or demands against the Lessee arising out of or based upon any of the liabilities, losses or expenses against which Lessor is bound to defend, indemnify and save harmless the Lessee. Lessor shall have full control over any such claim or litigation, and Lessee shall reasonably cooperate with Lessor in such efforts.

    SECTION 5.4 Lessee shall indemnify and save harmless Lessor from and against all mechanic's liens and notices thereof and all claims thereof on account of any materials furnished or labor performed in, about or in connection with the Premises or the sidewalks and curbs adjacent thereto except those arising from work undertaken by Lessor. Should any such lien be filed, Lessee shall promptly bond or otherwise discharge the same.

                                   ARTICLE 6

                         ENVIRONMENTAL REPRESENTATIONS

    SECTION 6.1 As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, corrosive or radioactive and that is regulated by any local government, the state in which the Premises are located or the United States government. "Hazardous Substance" includes any and all materials or substances that are now or hereafter defined as "hazardous waste," "extremely hazardous waste," "toxic substance," or a "hazardous substance" pursuant to state, federal or local governmental law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.). "Hazardous Substance" includes but is not restricted to friable asbestos, polychlorinated biphenyls ("PCB's"), and petroleum products.

    "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise matured or otherwise matured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' and consultants' fees, incurred at any time as a result of the existence of Hazardous Substance upon, about, or beneath the Premises or migrating or threatening to migrate to or from the Premises, or the existence of a violation of any governmental requirement pertaining to the environment, health or safety arising from the Premises, or the existence of a violation of any governmental requirement pertaining to the environment, health or safety arising from or relating to the Property.

    The representations and warranties contained in this Article shall survive the expiration or termination of this Sublease and any transfer of title to the Premises (whether by sale or otherwise) and shall not be affected by any investigation by or on behalf of Lessee or by any information which Lessee may have or obtain with respect thereto.

    SECTION 6.2 Except in compliance with all governmental requirements pertaining to health, safety and the environment, Lessee shall not knowingly cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on in or about the Premises by Lessee, Lessee's agents, employees, contractors, or invitees. If Lessee causes any contamination of the Premises by a release of such Hazardous Substances for which Lessee is legally liable, in addition to its obligations contained in Section 5. 1, Lessee shall, upon request of Lessor, at Lessee's sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the release of any such Hazardous Substances on the Premises, including, but not limited to, any and all clean-up and remedial actions.

                                   ARTICLE 7

                                    CASUALTY

    In case of damage to or destruction of all or part of the Premises or all or part of the fixtures or improvements





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thereon by fire or other casualty, Lessee shall promptly at its own expense repair, restore or rebuild the same to no less than the condition existing immediately prior to the occurrence of such fire or other casualty and promptly clear away the remaining debris to return the Premises to a safe condition.

                                   ARTICLE 8

                                   INSURANCE

    SECTION 8.1 Lessee covenants and agrees that it will at all times, at its sole cost and expense, keep the building or buildings and improvements on the Premises occupied by Lessee insured under a fire insurance policy with extended coverage endorsements for not less than its full or their full insurance value above foundations, and will keep all such insurance in full force and effect during the entire term of this Sublease. Lessee shall cause Lessor to be named as an additional insured under such fire insurance policy.

    It is covenanted and agreed between the parties hereto that in the event of loss under any such policy or policies, Lessee shall proceed with the repair and restoration of the damaged or destroyed improvements occupied by Lessee in accordance with Article 7 hereof and that the insurance proceeds shall be paid to and held by Lessee to be paid out for the expense of repairing or rebuilding the buildings or improvements occupied by Lessee which have been damaged or destroyed.

    SECTION 8.2 Lessor and Lessee release each other and waive any right of recovery against each other for loss or damage to their respective property which occurs in or about the Premises (whether due to negligence of either party, their agents, employees, officers, contractors, licensees, invitees or otherwise) to the extent that such loss or damage is reimbursed by insurance proceeds. Lessor and Lessee agree that all policies of insurance obtained by either of them in connection with the Premises shall contain appropriate waiver of subrogation clauses.

    SECTION 8.3 Lessee covenants and agrees that it will at all times during the term hereof carry and maintain, for the mutual benefit of Lessor and Lessee, general public liability insurance against claims for personal injury, death or property damage, occurring in, on or about the Premises, such insurance to afford protection to the limit of not less than One Million Dollars ($1,000,000) per occurrence, for bodily injury and property damage.

                                   ARTICLE 9

                                  CONDEMNATION

    SECTION 9.1 If the use, occupancy or title of the entire Premises shall be taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain (the "Condemnation"), then and in that event the term of this Sublease shall terminate upon Condemnation, and any award, compensation or damages shall be divided between Lessor and Lessee in accordance with their respective interests in and to the Premises.

    SECTION 9.2 In the event that a portion (but less than all) of the Premises or any interest therein, including but not limited to the right of free access to the Premises, shall be so taken, requisitioned or sold as to render the remaining portion of the Premises, in the sole opinion of Lessee, unsuitable for Lessee's use, then the Lessee may, at its option, terminate this Sublease and the term hereof upon Condemnation, and any award shall be divided between Lessor and Lessee in the same manner and upon the same conditions as set forth in Section 9.1. Such option shall be exercised by Lessee by written notice to Lessor not less than thirty (30) days prior to the date on which possession of such portion of the Premises shall be taken. If Lessee shall not so elect to terminate this Sublease and the term hereof then, upon the payment of any award arising from such Condemnation, the amount received shall be paid to and held by Lessor and used in defraying the cost and expense of making repairs to and alterations of the improvements on the Premises for the purpose of restoring the same to an economic architectural unit to the extent that may have been made necessary by such Condemnation, and the balance, if any, remaining shall be paid to Lessor.





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    SECTION  9.3 In case the taking of part of the Premises by Condemnation renders the Premises untenantable in whole or in part, rent shall abate until the Premises are again fully tenantable. If as a result of any such taking, the area of the Premises is permanently reduced, basic rent hereunder shall be reduced in proportion to the reduction in area of the Premises.

                                   ARTICLE 10

                                 SUBORDINATION

    This Sublease and Lessee's leasehold estate and all rights of Lessee hereunder shall be subject and subordinate at all times in all respects to the lien of any and all mortgages which Lessor may make upon any right, title or interest of Lessor in the Premises, and to any and all extensions and renewals and any and all new mortgages made in lieu of or in replacement of any such mortgage, provided that any such mortgage shall provide that so long as Lessee shall not be in default in the performance and observance of the terms, covenants, conditions and limitations in this Sublease contained on the part of the Lessee to be performed and observed, no foreclosure of the lien of said mortgage for default thereof shall impair the right of Lessee to enjoy this Sublease pursuant to its terms. In the event of acquisition of Lessor's interest in this Sublease by any such mortgagee or anyone claiming through or under such mortgagee, Lessee will recognize as its lessor such mortgagee or the person claiming through or under such mortgagee who shall so acquire title to the Lessor's interest in this Sublease.

                                   ARTICLE 11

                           ASSIGNMENT AND SUBLETTING

    Lessee shall not assign this Sublease or sublease all or any portions of the Premises without first obtaining Lessor's prior written consent, which consent shall not be unreasonably withheld.

                                   ARTICLE 12

                                    FIXTURES

    SECTION 12.1 Subject to the provisions contained in Section 4.3, all buildings and improvements on the Premises and all plumbing, heating, fighting, electrical and air conditioning fixtures and equipment and other articles of personal property used in the operation of such buildings as such (as distinguished from operations incident to the business of Lessee) attached to the Premises (sometimes herein referred to as "Building Fixtures"), shall be and remain a part of the Premises and shall constitute the property of Lessor.

    SECTION 12.2 Lessee may at any time and from time to time at its expense install its trade fixtures on the Premises. All of Lessee's trade fixtures and all personal property, fixtures, apparatus, machinery and equipment now or hereafter located upon the Premises (other than Building Fixtures) and owned by the Lessee or any other occupants of the Premises, and whether or not the same are affixed thereto, shall be and remain the personal property of Lessee or such other occupants and the same are herein sometimes referred to as "Lessee's Equipment." Lessee's Equipment may be removed from time to time by Lessee or other occupants of the Premises. Any damage caused by such removal shall be repaired by Lessee at Lessee's expense.





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                                   ARTICLE 13

                               NOTICES OR DEMANDS

    All notices to or demands upon Lessor or Lessee desired or required to be given under any of the provisions hereof shall be deemed to have been duly and sufficiently given if a copy thereof shall have been hand-delivered or mailed by United States first class mail in an envelope properly stamped and addressed to Lessee at 1419 Lake Cook Road, Suite 410, Deerfield, Illinois 60015, or at such other address as Lessee may theretofore have furnished by written notice to Lessor; and any notices or demands from Lessee to Lessor shall be deemed to have been duly and sufficiently given if a copy thereof shall have been hand-delivered or mailed by United States first class mail in an envelope properly stamped and addressed to the Lessor c/o Waste Management, Inc. at 3001 Butterfield Road, Oak Brook, Illinois 60521, Attention: General Counsel or at such other address as Lessor may have furnished by written notice to Lessee.

                                   ARTICLE 14

                       DEFAULT AND REMEDIES UPON DEFAULT

    SECTION 14.1 If Lessee shall default in the payment of the rent or any part thereof when due as herein provided, and such default shall continue for ten (10) days after notice thereof in writing to Lessee, or if default shall be made in any of the other covenants, agreements, conditions or undertakings herein contained to be kept, observed and performed by Lessee, and such default shall continue for thirty (30) days after notice thereof in writing to Lessee, or if Lessee shall abandon the Premises, then and in any such event it shall be lawful for Lessor, at its election to declare the term ended and to take appropriate legal action to re-enter and regain possession of the Premises. If default shall be made in any covenant, agreement, condition or undertaking herein contained to be kept, observed and performed by Lessee, other than the payment of rent as herein provided, which cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Lessee, and if Lessee prior to the expiration of thirty (30) days from and after the giving of such notice commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, then Lessor shall not have the right to declare the said term ended by reason of such default; provided, however, that the curing of any default in such manner shall not be construed to limit or reduce the right of Lessor to declare said term ended and enforce all of its rights and remedies hereunder for any default not so cured.

    SECTION 14.2 If a default occurs and is not cured within the time permitted herein, Lessor shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any law or other provisions of this
Sublease:

    (a) Lessor may terminate this Sublease, repossess the Premises by detainer suit or other lawful means, and recover as damages a sum of money equal to (a) any unpaid rent as of the termination date including interest accruing from the due date thereof at the rate of twelve percent (12%) per annum, (b) any unpaid rent which would have accrued after the termination date through the time of award including interest accruing from the due date thereof at the rate of twelve percent (12%) per annum, (c) any unpaid rent which would have accrued after the time of award during the balance of the term discounted to the present value of such amount, and (d) any other amounts necessary to compensate Lessor for all detriment or damages proximately caused by Lessee's failure to perform its obligations under this Sublease including, without limitation, Lessor's costs of reletting. If applicable law shall require that the amount of unpaid rent recoverable hereunder be modified to reflect the "worth at the time of award," computed by allowing or discounting interest at specified rates, or the "reasonable value" of the rent claimed, or shall require any other specific modification of the foregoing provisions, such law shall govern and control.

    (b) Lessor shall at all times have the rights and remedies (which shall be cumulative with any other rights of Lessor hereunder or under any law): (i) to seek any declaratory, injunctive or other equitable relief





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and specifically enforce this Sublease or restrain or enjoin a violation or breach of any provision hereof and (ii) to sue for and collect any unpaid rent. Such rights may be exercised at any time and from time to time. Notwithstanding anything to the contrary contained in this Sublease, to the extent not expressly prohibited by applicable law, in the event of any default by Lessee not cured within any applicable time for cure hereunder, Lessor may terminate this Sublease and accelerate and declare that all rent reserved for the remainder of the term shall be immediately due and payable; provided, Lessor shall, after receiving payment of the same from Lessee, be obligated to turn over to Lessee any actual net reletting proceeds thereafter received during the remainder of the term, up to the amount so received from Lessee pursuant to this provision.

    (c) No re-entry or repossession, repairs, changes, alterations and additional reletting, acceptance of keys from Lessee, or any other action or omission by Lessor shall be construed as an election by Lessor to terminate this Sublease or accept a surrender of the Premises, nor shall the same operate to release the Lessee in whole or in part from any of the Lessee's obligations hereunder, unless express written notice of such intention is sent by Lessor or its agent to Lessee. The times set forth herein for the curing of defaults by Lessee are of the essence of this Sublease. Lessee hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Sublease.

                                   ARTICLE 15

                            SURRENDER OF POSSESSION

    If Lessee shall hold over beyond the expiration of the term herein provided or any renewal or extension thereof, Lessor may at its election either proceed to evict Lessee by legal proceedings or treat such holdover tenancy only as a month-to- month tenancy for 200% of the monthly rental herein specified. If so elected by Lessor, such holdover tenancy may be terminated by either party hereto upon thirty days' prior written notice.

                                   ARTICLE 16

                               OPTION TO PURCHASE

    Provided that Lessee is not in default of any term of this Sublease and provided that this Sublease has not terminated prior to the termination date, Lessor grants to Lessee the exclusive right and option to purchase (i) all of Lessee's right, title and interest in the Premises under that certain Lease Agreement, dated July 17, 1992, between R & E Hauling Company, Inc., a Maryland corporation, as lessor, and Lessor, as lessee, as amended (the "WM Lease"), and
(ii) the Personal Property (together, the "Purchased Property"), upon the following terms and conditions:

    (a) The option may be exercised by Lessee at any time during the term (or any extended term) of this Sublease upon written notice of exercise to Lessor accompanied by a check in the amount of $50,000 as an earnest money deposit.

    (b) This Article shall be deemed an irrevocable offer by Lessor to sell the Purchased Property to Lessee on the terms and conditions set forth in this Article. Lessee's exercise of the option shall be deemed Lessee's acceptance of such offer. Such offer and acceptance shall constitute a binding contract for the purchase and sale of the Purchased Property, in accordance with terms of this Article and the then generally prevailing customs and practices relating to the sale of real estate in the county in which the Premises are located.

    (c) The date of closing shall be as specified in Lessee's notice of exercise of the option, which date shall be no earlier than forty-five (45) days and no later than ninety (90) days after the date of such notice.





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    (d)  The purchase price of the Purchased Property  shall be the "net book value" of the Premises as of the close of the month preceding the month of closing. The "net book value" of the Premises for this purpose shall be determined in a manner consistent with the determination of the "net book value" of the Premises on Schedule 4 to the Asset Purchase Agreement, and shall reflect increases as described in Section 2.1 of this Sublease.

    (e) Lessee shall be allowed a credit against the purchase price of the Purchased Property in an amount equal to the sum of:

         (1) one-half of the aggregate "capital charge" component of Lessee's monthly rent paid during the term of this Sublease through the close of the month preceding the month of closing (as the "capital charge" component of the monthly rent for the Premises is shown on Schedule 4 to the Asset Purchase Agreement, and as it may be increased in accordance with Section
    2.1 of this Sublease); and

         (2) the aggregate "monthly depreciation" component of Lessee's monthly rent paid during the term of this Sublease through the close of the month preceding the month of closing (as the "monthly depreciation" component of the monthly rent for the Premises is shown on Schedule 4 to the Asset Purchase Agreement, and as it may be increased in accordance with Section
    2.1 of this Sublease).

    (f) The closing shall occur at the Premises or at such other location as mutually agreed by Lessor and Lessee.

    (g) Lessor shall deliver to Lessee at the closing such of the following as are applicable: (i) an assignment of Lessor's interest under the WM Lease, in form and content acceptable to Lessee, which assignment shall be consented to by Lessor's lessor and (ii) a bill of sale, in form and content acceptable to Lessee, conveying to Lessee all of Lessor's right, title and interest in and to the Personal Property.

    (h) This Sublease shall terminate on the date of closing. Rents and other proratable items shall be prorated as of the date of closing. All prorations shall be final.

    (i) Possession of the Premises shall be delivered to Lessee as the owner of Lessor's interest under the WM Lease at the closing.

                                   ARTICLE 17

                                    PERMITS

    Lessee has obtained the necessary regulatory approvals and permits to operate an incinerator or autoclave at the Premises for the treatment of
medical waste.   Upon the termination of this Sublease for any purpose, other than pursuant to the exercise of Lessee's option pursuant to Article 16 above, the parties agree to cooperate in good faith with each other so that all of Lessee's regulatory approvals and permits and approvals are transferred to Lessor.

    Lessee hereby agrees to provide Lessor with access to the Premises and to all records relevant to Lessee's compliance with its regulatory approvals and permits that Lessee maintains in respect of its operation of an incinerator or autoclave at the Premises for the treatment of medical wasteLessee also agrees to provide copies of any and all correspondence from or to regulatory authorities regarding Lessee's operations at the Premises and to notify Lessor as far in advance as possible of any inspections.

    Lessee agrees to operate at the Premises in full compliance with all applicable laws, regulations and the conditions set forth in Lessee's regulatory approvals and permitst, copies of which have been previously delivered to Lessor. Lessee agrees to defend, indemnify and hold Lessor and its affiliates harmless from and against all indemnifiable damages of Lessor. For this purpose, "indemnifiable damages" of Lessor means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including attorneys'





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
fees and court costs) incurred or suffered by Lessor, or any of its directors, agents, employees or affiliates or its affiliates directors, agents or employees, as a result of or in connection with Lessee's operations at the Premises.

                                   ARTICLE 18

                              BROKER'S COMMISSION

    Lessor and Lessee warrant, each to the other, that there are no brokers involved in this lease transaction. If any other person shall assert a claim to a fee, commission or other compensation on account of alleged employment as a broker or finder or for performance of services as a broker or finder in connection with this Sublease, the party hereto under whom the broker or finder is claiming shall indemnify and hold harmless the other party against and from any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon.

                                   ARTICLE 19

                              SUBLEASE PROVISIONS

    SECTION 19.1 This Sublease is a sublease of Lessor's leasehold interest in the Premises under the WM Lease.

    SECTION 19.2 Lessee shall perform all of Lessor's obligations under the WM Lease as and to the extent provided in this Sublease. Except as the burden passes through to Lessee under this Sublease, Lessor shall perform all of its obligations under the WM Lease.

    SECTION 19.3 Lessor will use reasonable efforts to procure the written consent of the landlord under the WM Lease to the sublease of the Premises under this Sublease substantially in the form attached hereto as Exhibit C.

                                   ARTICLE 20

                               PERSONAL PROPERTY

    Lessor represents and warrants to Lessee that Lessor holds title to the Personal Property free and clear of all liens, claims and encumbrances, including any claims by the landlord under the WM Lease.

                                   ARTICLE 21

                                 MISCELLANEOUS

    SECTION 21.1 The captions of this Sublease are for convenience only and are not to be construed as part of this Sublease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

    SECTION 21.2 If any term or provision of this Sublease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Sublease shall not be affected thereby, but each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

    SECTION 21.3 This Sublease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

    SECTION 21.4 Lessor and Lessee agree that this Sublease is not in consideration for or dependent or contingent in any manner upon any other contract, lease or agreement between them and that the term, rental





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
and other provisions of this Sublease are not intended by said parties to be tied in with any other such contract, lease or agreement; but on the contrary, this Sublease and all of its provisions are entirely and completely independent of any other transactions or relationship between the parties.

    SECTION 21.5 The failure of Lessor to enforce any term, covenant, condition, or agreement hereof by reason of its breach by Lessee after notice hereunder shall not be deemed to avoid or affect the right of Lessor to enforce the same term, covenant, condition or agreement on the occasion of the subsequent default or reach.


    IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be executed as of the day and year first herein above written.


                                             Lessor:

                                           WASTE MANAGEMENT OF MARYLAND, INC.
                                             a Maryland corporation


                                           By:    /s/ Thomas J. Jennings
                                               ---------------------------------
                                                  Name:     Thomas J. Jennings
                                                  Title:    Vice President


                                             Lessee:

                                           STERICYCLE, INC.
                                             a Delaware corporation


                                           By:
                                              ----------------------------------
                                                  Name:     Linda D. Lee
                                                  Title:    Vice President

                                   EXHIBIT A


                         LEGAL DESCRIPTION AND ADDRESS



                                   [Omitted]





Commonly known as: 2510 Erick Street, Baltimore, Maryland

                                   EXHIBIT B


                               PERSONAL PROPERTY




                                   [Omitted]

                                   EXHIBIT C


                               LANDLORD'S CONSENT



                                   [Omitted]